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                                                                     EXHIBIT 4.5


                            CERTIFICATE OF TRUST OF
                              FINOVA FINANCE TRUST

        This Certificate of Trust of FINOVA Finance Trust (the "Trust"), dated November 1, 1996, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. Sections 3801 et seq.).

        1. Name. The name of the business trust formed hereby is FINOVA Finance Trust.

        2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware are:
First Union Bank of Delaware, One Rodney Square, 1st Floor, 920 King Street, Wilmington, Delaware 19899.

        3. Effective Date. This Certificate of Trust shall be effective as of November 1, 1996.

        IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust as of the date first above written.

                                SAMUEL L. EICHENFIELD, not in his
                                individual capacity but solely as Trustee

                                /s/ SAMUEL L. EICHENFIELD
                                ----------------------------------


                                FLEET NATIONAL BANK, not in its individual capacity but solely as Trustee

                                By: /s/ MICHAEL M. HOPKINS
                                ----------------------------------
                                    Name:  Michael M. Hopkins
                                    Title: Vice President


                                FIRST UNION BANK OF DELAWARE, not in
                                its individual capacity but solely as Trustee

                                By: /s/ STEPHEN J. KABA
                                ----------------------------------
                                    Name:  Stephen J. Kaba
                                    Title: Vice President